UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 1, 2014

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 1, 2014, HealthSouth Corporation ("HealthSouth" or the "Company") held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following proposals:

1.	election of all ten persons nominated by the Company's board of directors;

2.	ratification of PricewaterhouseCoopers LLP as its independent registered public accounting firm; and

3.
approval of the compensation of the Company's named executive officers, as disclosed in the proxy statement filed on April 1, 2014 pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

As of the record date for the Annual Meeting, there were 88,612,884 shares of the Company's common stock and 96,245 shares of the Company's 6.50% Series A Convertible Perpetual Preferred Stock issued and outstanding. Each share of common stock and preferred stock was entitled to one vote on each matter properly brought before the Annual Meeting. The common stock and preferred stock voted together as a class. Votes representing 93.6% of the combined voting power of the common stock and preferred stock were present in person or represented by proxy at the Annual Meeting.
The final voting results for the Annual Meeting were as follows:

•	Proposal 1, election of directors, which passed:

Name of Nominee	Votes For	Votes Withheld	Votes Abstained
John W. Chidsey	75,820,626	481,373	N/A
Donald L. Correll	75,823,920	478,079	N/A
Yvonne M. Curl	75,372,937	929,062	N/A
Charles M. Elson	74,700,526	1,601,473	N/A
Jay Grinney	75,822,662	479,337	N/A
Joan E. Herman	74,662,613	1,639,386	N/A
Leo I. Higdon, Jr.	75,750,176	551,823	N/A
Leslye G. Katz	75,819,252	482,747	N/A
John E. Maupin, Jr.	74,278,041	2,023,958	N/A
L. Edward Shaw, Jr.	75,822,520	479,479	N/A

•	Proposal 2, ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, which passed:

Votes For	Votes Against	Votes Abstained
82,259,662	675,942	59,253

•	Proposal 3, approval of the compensation of the Company's named executive officers, which passed:

Votes For	Votes Against	Votes Abstained
75,546,714	712,490	42,795
Proposals 1 and 3 each received 6,692,858 broker non-votes. There were no broker non-votes on Proposal 2.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: May 1, 2014